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                                                    Financial Statement 1-A
                                                                Page 1 of 2

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                           At September 30, 1995
                          (Actual and Pro Forma)
                                (Unaudited)

                                  ASSETS
                                  ------
                                                 ActualAdjustments Pro Forma
                                                 ----------------- ---------
                                                       (In Thousands)
Investments:
 Common stocks of subsidiaries, at equity       $1,564,667 $ 30,000$1,594,667
 Notes of subsidiaries                              52,842             52,842
 Other investments                                   2,326              2,326
                                                ---------- ------------------
      Total investments                          1,619,835   30,000 1,649,835
                                                ---------- ------------------

Current assets:
 Cash                                                   16      (16)
 Temporary cash investments - subsidiary companies  33,875  (29,984)    3,891
 Interest and dividends receivable of subsidiaries   8,454              8,454
 Other current assets                                   78                 78
                                                ---------- ------------------
      Total current assets                          42,423  (30,000)   12,423
                                                ---------- ------------------
Deferred federal income taxes                        2,281              2,281
                                                ---------- ------------------
                                                $1,664,539 $    -0-$1,664,539
                                                ========== ==================

                      CAPITALIZATION AND LIABILITIES
                      ------------------------------

Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares              $   64,969         $   64,969
 Paid-in capital                                   736,567            736,567
 Retained earnings (including $588,695,000 of
   undistributed subsidiary earnings)              820,090            820,090
                                                -----------------------------
      Total common share equity                  1,621,626          1,621,626
                                                -----------------------------


Current liabilities:
 Accounts payable (including $33,000 to subsidiaries)           701                 701
 Other accrued expenses                              1,430              1,430
 Dividends payable                                  34,843             34,843
                                                ---------- ------------------
      Total current liabilities                     36,974             36,974
                                                ---------- ------------------
deferred credits                                     5,939              5,939
                                                ---------- ------------------
                                                $1,664,539 $    -0-$1,664,539
                                                ========== ==================
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                                          Financial Statement 1-A
                                                      Page 2 of 2


                   NEW ENGLAND ELECTRIC SYSTEM
                      (Parent Company Only)


   The pro forma adjustments to show the estimated effect of the proposed transactions on the foregoing Balance Sheet at September 30, 1995 are as follows:


Debit  - Common stocks of subsidiaries at equity    $30,000,000

Credit - Cash                                      $     16,000
        Temporary cash investments - subsidiary
        companies                                   $29,984,000


   To reflect a capital contribution to New England Electric Resources, Inc. through the utilization of cash and temporary cash investments of subsidiaries.